      As filed with the Securities and Exchange Commission on July 9, 1999

                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------
                             WORLD COLOR PRESS, INC.
             (Exact name of registrant as specified in its charter)

    DELAWARE                 ________________                   37-1167902
    (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

                                    THE MILL
                               340 PEMBERWICK ROAD
                          GREENWICH, CONNECTICUT 06831
                    (Address of principal executive offices)
                                 ---------------
                       WORLD COLOR PRESS, INC. 401(K) PLAN
                        ALDEN PRESS PROFIT- SHARING PLAN


                            (full title of the plans)

                                 ---------------

                                                                            COPY TO:
        JENNIFER L. ADAMS                                                  STEVEN DELLA ROCCA
        Vice Chairman, Chief Legal and                                     Latham & Watkins
        Administrative Officer and Secretary                               885 Third Avenue
        World Color Press, Inc.                                            Suite 1100
        The Mill, 340 Pemberwick Road                                      New York, New York 10022
        Greenwich, Connecticut 06831                                       (212) 906-1200
        (203) 532-4200
        (Name, address, including zip code, and telephone number,
        including area code, of agent for service)

                               -------------------
                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
Title of Each Class of                   Amount to be       Proposed Maximum      Proposed Maximum      Amount of
Securities to be Registered (1)          Registered         Offering Price        Aggregate             Registration
                                                            Per Share (2)         Offering Price        Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share   600,000            $28.00                $16,800,000           $4,956
----------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans.

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low price for shares of the Company's common stock, par value $.01 per share, as reported on the New York Stock Exchange composite tape on July 6, 1999.

                                     PART I
Item 1.  Plan Information

         Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information

         Not required to be filed with this Registration Statement.

                                     PART II

Item 3.  Incorporation of Documents by Reference

         The documents listed below have been filed by World Color Press, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") and are incorporated in this Registration Statement by reference:

          a. The Company's Annual Report on Form 10-K for the fiscal year ended December 27, 1998 (the "1998 10-K");

          b. The portions of the Company's 1998 Definitive Proxy Statement for its Annual Meeting of Stockholders dated March 26, 1999 and the Company's 1998 Annual Report to Stockholders that have been incorporated by reference into the 1998 10-K;

          c.   The Company's Current Report on Form 8-K dated February 23, 1999;

          d. The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 28, 1999;

          e. All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 since the end of the Company's fiscal year ended December 27, 1998; and

          f. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on January 22, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934.

         All documents filed by the Company or the World Color Press, Inc. 401(k) Plan (the "Plan") pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not required to be filed with this Registration Statement.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         As permitted by Delaware General Corporation Law, the Company's Amended and Restated Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders) or (iv) for any transaction for which a director derives an improper personal benefit. In addition, Section 145 of the General Corporation Law of Delaware and
Article VIII, Section 1 of the Company's Amended and Restated By-laws (the "By-laws"), under certain circumstances, provide for the indemnification of the Company's officers, directors, employees, and agents against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to Article VIII, Section 1 of the By-laws.

         In general, the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no such indemnification will be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court deems proper.

         Any indemnification under the previous paragraphs (unless ordered by a court) will be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made

(1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (3) by the stockholders. To the extent that a director, officer, employee or agent of the Company is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the manner provided above upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Company as authorized by the By-laws.

         The indemnification provided by Article VIII, Section 1 of the By-laws is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such a person.

         The board of directors may authorize, by a vote of a majority of a quorum of the board of directors, the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the By-laws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

4.1      World Color Press, Inc. 401(k) Plan.

4.2      Alden Press Profit-Sharing Plan.

23       Consent of Deloitte & Touche.

24 Power of Attorney (included in the signature page to the Registration Statement).

         Pursuant to Item 8 of the instructions to Form S-8, the undersigned registrant hereby undertakes to submit the World Color Press, Inc. 401(k) Plan and the Alden Press Profit-Sharing Plan, and any amendment thereto, to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify such plans under Section 401(a) of the Internal Revenue Code of 1986, as amended.

Item 9.  Undertakings

         a.       The undersigned registrant and the Plans hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i)      To include any prospectus required by
                  Section 10(a) (3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(ii) and (a)(1)(iii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         b. The undersigned registrant and the Plans hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenwich, Connecticut, on July 8, 1999.




                                  WORLD COLOR PRESS, INC.

                                  By: /s/ Jennifer L. Adams
                                     --------------------------------
                                  Jennifer L. Adams
                                  Vice Chairman, Chief Legal and Administrative Officer and Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Robert G. Burton, Jennifer L. Adams and Robert B. Lewis, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with World Color Press, Inc. and on the dates indicated.


SIGNATURES                                              TITLES                          DATE

/s/ Robert G. Burton
------------------------                                Chairman of the Board of        July 8, 1999
    Robert G. Burton                                    Directors and Chief Executive
                                                        Officer (Principal Executive
                                                        Officer)

/s/ Marc L. Reisch                                      Director, President             July 8, 1999
------------------------
    Marc L. Reisch

/s/ Robert B. Lewis
------------------------                                Executive Vice President,       July 8, 1999
    Robert B. Lewis                                     Chief Financial Officer
                                                        (Principal Financial and
                                                        Accounting Officer)

/s/ Gerald S. Armstrong                                 Director                        July 8, 1999
------------------------
    Gerald S. Armstrong

/s/ Patrice M. Daniels                                  Director                        July 8, 1999
------------------------
    Patrice M. Daniels

/s/ Alexander Navab, Jr.                                Director                        July 8, 1999
------------------------
    Alexander Navab, Jr.

/s/ Scott M. Stuart                                     Director                        July 8, 1999
------------------------
    Scott M. Stuart

/s/ Dr. Mark J. Griffin                                 Director                        July 8, 1999
------------------------
    Dr. Mark J. Griffin

THE PLANS. Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, acting as Plan Administrator, has duly caused this Registration Statement to be signed on behalf of each Plan in the city of Greenwich, Connecticut, on July 8, 1999.



                                     WORLD COLOR PRESS, INC. 401(K) PLAN

                                     By: /s/ Robert G. Burton
                                         --------------------------------------
                                     Robert G. Burton, Chief Executive Officer
                                     World Color Press, Inc.,
                                     as Plan Administrator


                                     ALDEN PRESS PROFIT-SHARING PLAN

                                     By: /s/ Robert G. Burton
                                         --------------------------------------
                                     Robert G. Burton, Chief Executive Officer
                                     World Color Press, Inc.,
                                     as Plan Administrator

WORLD COLOR PRESS, INC.
EXHIBIT INDEX

EXHIBIT                                                                             SEQUENTIALLY
NUMBER   DESCRIPTION OF EXHIBIT                                                     NUMBERED PAGE
------   ----------------------                                                     -------------

4.1      World Color Press, Inc. 401(k) Plan

4.2      Alden Press Profit-Sharing Plan

23       Consent of Deloitte & Touche.

24       Power of Attorney (included in the signature page to the Registration
         Statement).